UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported:)	June 5, 2018

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.
The Company's annual meeting of stockholders was held on June 5, 2018.  The two proposals considered at the annual meeting were voted on as follows:

Proposal 1:  The election of nine directors for the ensuing year.  The number of votes cast for and withheld for each nominee for director is set forth below.

NOMINEE:	FOR:	WITHHELD:
Shannon Greene	6,740,652	346,885
Mark Angus	6,729,973	357,564
William Warren	6,718,624	368,913
Jefferson Gramm	6,727,622	359,915
James Pappas	6,722,800	364,797
Brent Beshore	6,748,323	339,214
Sharon Leite	6,750,778	336,759
Vicki Cantrell	6,697,729	389,808
Sejal Patel	6,745,541	341,996

Proposal 2:  Advisory vote regarding executive compensation.  The number of votes cast for and against this proposal, as well as the number of abstentions with respect to this proposal, are set forth below:

FOR	AGAINST	ABSTAIN
6,651,706	433,026	2,805

Item 8.01 Other Events
On June 5, 2018, the Board of Directors extended the expiration date of the stock repurchase plan from August 9, 2018 to August 9, 2019.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TANDY LEATHER FACTORY, INC.

Date: June 6, 2018	By: /s/ Shannon L. Greene
Shannon L. Greene, Chief Executive Officer